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                                                                   EXHIBIT 10.32

                                    SUBLEASE

      SUBLEASE (this "Sublease"), dated as of June 24, 2004, by and between SILVERCREST ASSET MANAGEMENT GROUP, LLC, a New York limited liability company, successor in interest to James C. Edwards & Co., Inc., having an office at 1330 Avenue of the Americas, New York, New York 10019 ("Sublandlord"), and CASTLE BRANDS (USA) CORP., a Delaware corporation, having an address at 85-47 Elliot Avenue, Suite G, Rego Park, NY 11374, ("Subtenant").

                              W I T N E S S E T H:

      WHEREAS, pursuant to a lease by and between 570 Lexington Avenue Company, LP, a New York limited liability company ("Landlord"), as landlord, and Sublandlord, as tenant, dated as of April____, 1998, (the "Master Lease"), Landlord did demise and let unto Sublandlord, and Sublandlord did hire and take from Landlord, certain premises consisting of the entire rentable area of the twenty-ninth (29th) floor, as more particularly identified in the Master Lease, in a building known as and by the street address of 570 Lexington Avenue, New York, New York (the "Building"); and

      WHEREAS, Subtenant acknowledges and represents that it has received and reviewed the Master Lease, a current copy of which is attached hereto as Exhibit A and made a part hereof, except as hereinafter provided; and

      WHEREAS, Sublandlord wishes to sublet to Subtenant, and Subtenant desires to hire and rent from Sublandlord the premises as more particularly described on the floor plan attached to the Master Lease which consists of all the premises demised to Sublandlord under the Master Lease (the "Premises") and Subtenant is desirous of hiring and taking the Premises from Sublandlord, upon the terms, covenants and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

      1. TERM. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises for the purposes, and in compliance with the terms, set forth in Article 2 of the Master Lease, for a term commencing on the date Sublandlord delivers vacant possession thereof to Subtenant, on not less than fifteen (15) days' prior notice, subject to, and in accordance with the terms and conditions of this Sublease, which date shall in no event be later than August 15, 2004, and ending, unless sooner terminated pursuant to any of the provisions of the Master Lease, this Sublease or pursuant to applicable law, on March 30, 2008 (the "Expiration Date"), upon the terms and conditions set forth in this Sublease. The provisions of this Section 1 shall be regarded as an "express provision to the contrary" within the meaning of Section 223-a of the Real Property Law of the State of New York.

      2. BASE RENT. Subtenant shall pay to Sublandlord as and for base rent ("Base Rent") for the Premises the amounts set forth on Exhibit C attached hereto and made a part hereof, payable in advance and without notice or demand, commencing on the sixty-first (61st)

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day after the Commencement Date (the "Rent Commencement Date") and on the first day of each month during the term of this Sublease, except that Subtenant shall pay to Sublandlord the first full monthly installment with Subtenant's execution and return of this Sublease. If the Rent Commencement Date shall occur on a date other than the first (1st) day or any calendar month then the Base Rent in respect of such month shall be appropriately prorated based on the actual number of days in such month.

      3. ADDITIONAL RENT.

         (a) In addition to the Base Rent set forth above, commencing on the Commencement Date, Subtenant shall pay to Sublandlord as additional rent ("Additional Rent"), the following:

            (i) additional rent equal to one hundred percent (100%) ("Subtenant's Proportionate Share") of all amounts payable by Sublandlord, if any, pursuant to the Master Lease for Operating Expenses (defined in the Master Lease), except that for purposes of this Sublease the Base Operating Year (as defined in the Master Lease) shall be the calendar year ended December 31, 2005;

            (ii) additional rent equal to Subtenant's Proportionate Share of all amounts payable by Sublandlord on account of electricity, as set forth in
      Article 13 of the Master Lease, which is currently $1,438.41 per month as indicated on the escalation statement attached hereto as Schedule 1, and which is subject to adjustment as provided in the Master Lease;

            (iii) additional rent equal to Subtenant's Proportionate Share of any Taxes (as defined in the Master Lease) as set forth in Section 27.01 of the Master Lease, except that for purposes of this Sublease, Subtenant's Base Taxes shall be deemed to be actual Taxes for the period July 1, 2004 to June 30, 2005;

            (iv) additional rent equal to Subtenant's Proportionate Share of any and all additional rent payable by Sublandlord under any other provisions of the Master Lease during the term of this Sublease (other than amounts payable as a result of Sublandlord's breach of the Master Lease, which breach is not caused by or attributable to a breach by Subtenant of this Sublease);

            (v) the cost of any additional services or materials requested of Landlord by or on behalf or at the request of Subtenant; and

            (vi) any other amounts payable by Subtenant pursuant to the provisions of this Sublease.

         (b) The aforesaid Additional Rent shall be payable by Subtenant to Sublandlord upon the later of (i) five (5) days prior to the date Sublandlord, as tenant under the Master Lease, is required to make a corresponding payment, if any, for each item of Additional Rent, to the Landlord, or (ii) twenty (20) days after presentation by Sublandlord to Subtenant of the bills therefor, whether issued during or after the term of this Sublease. This paragraph 3 shall survive the expiration or earlier termination of this Sublease.

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         (c) Base Rent and Additional Rent is referred to in this Sublease collectively as "Rent".

         (d) Attached hereto and made a part hereof as Schedule 1 are copies of Sublandlord's most recent bills received from the Landlord reflecting the current amounts charged under the Master Lease to Sublandlord for Operating Expense, Taxes and electricity charges.

      4. PAYMENT OF RENT. All Rent shall be paid to Sublandlord, or as Sublandlord may direct by notice to Subtenant, in lawful money of the United States of America which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the principal office of Sublandlord, or such other place as Sublandlord may by notice designate, without any abatement, deduction, set-off or counterclaim whatsoever, except to the extent expressly provided in this Sublease or incorporated herein from the Master Lease. Sublandlord shall have the same remedies for default in the payment of Additional Rent as for default in the payment of Base Rent.

      5. CONDITION OF PREMISES.

         (a) The Premises are hereby sublet and shall be delivered "broom clean" to Subtenant on an "as-is" basis on the Commencement Date, free of all liens, occupants and personal property (other than the Furnishings (as hereinafter defined)). Acceptance of the Premises by Subtenant shall be conclusive evidence that the Subtenant has inspected the Premises and found them to be satisfactory for Subtenant's occupancy as of the date of this Sublease except as to latent defects and provided that Subtenant shall be afforded an opportunity to inspect the Premises before taking possession and any patent defects due to damage subsequent to such inspection and prior to delivery of possession or found upon such inspection shall be repaired.

         (b) Neither Sublandlord nor Sublandlord's agents or representatives have made any representations, warranties or promises with respect to the condition, quality, permitted use, restrictions, value or adequacy of the Premises and no rights, easements or licenses are granted by Sublandlord or acquired by Subtenant, by implication or otherwise, except as expressly set forth in this Sublease.

      6. RIGHTS OF SUBTENANT. Subtenant shall be entitled to the benefit of all of the rights and remedies of the tenant and all of the obligations of Landlord pursuant to the Master Lease with respect to the Building and the Premises including, but not limited to, Landlord's obligations to repair and restore and provide or render work and services, if any, and Subtenant acknowledges and agrees that such obligations are and shall be the responsibility of Landlord and not those of Sublandlord. In the event Landlord shall fail or refuse to comply with any of the terms of the Master Lease affecting the Premises or the use or occupancy thereof by Subtenant or anyone claiming by, under or through Subtenant, Subtenant may notify Sublandlord, and Sublandlord, at Subtenant's request, shall take any action reasonably requested by Subtenant in accordance with the Master Lease to enforce the provisions of the Master Lease against Landlord, all at Subtenant's sole cost and expense (unless the Landlord's failure or refusal to comply is as a result of Sublandlord's default under the Master Lease with respect to an

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obligation not assumed by Subtenant under this Sublease in which case
Sublandlord shall cure its default). If Sublandlord shall fail to take any action reasonably requested by Subtenant to enforce the rights of Sublandlord or the obligations of Landlord or obtain a recovery against Landlord, in each instance, with respect to the Master Lease, the Premises and/or the Building, as set forth above, then, upon seven (7) days prior notice to Sublandlord, Subtenant shall have the right, in its own name (or in the name of the Sublandlord, if Subtenant cannot bring an action, proceeding or make demand in its own name due to lack of privity or otherwise, or if Subtenant shall have obtained Sublandlord's prior written approval of the use of its name, not to be unreasonably withheld or delayed, and Subtenant shall indemnify and hold Sublandlord harmless from and against any and all damages, losses, penalties, fines, costs or expenses, including, without limitation, reasonable attorneys' fees and costs, which Sublandlord may incur or be subject to as a result of any action taken by Subtenant in accordance with this paragraph, provided, however, that if Subtenant retains counsel reasonably satisfactory to Sublandlord for the prosecution of any action or proceeding or demand, Subtenant shall not have to pay Sublandlord's counsel fees to monitor such action, proceeding or demand), and at its own cost, to compel performance by Landlord pursuant to the terms of the Master Lease. Subtenant shall have no claim against Sublandlord by reason of Landlord's failure or refusal to comply with any of the terms of the Master Lease and no such failure or refusal shall be deemed a constructive eviction hereunder (unless the Landlord's failure or refusal to comply is as a result of Sublandlord's default under the Master Lease with respect to an obligation not assumed by Subtenant under this Sublease). This Sublease shall remain in full force and effect notwithstanding Landlord's failure or refusal to comply with any of the terms of the Master Lease, and Subtenant shall pay the Rent provided in this Sublease without any abatement, deduction, set-off or counterclaim, Subtenant's sole remedy being the right to have Sublandlord enforce the provisions of the Master Lease against Landlord at Subtenant's cost as set forth above, except if and to the extent that Sublandlord shall be entitled to and actually receives an abatement for Landlord's action or inaction under the terms of the Master Lease or at law or in equity occurring during the term of this Sublease, then Subtenant shall be entitled to, and receive, a proportionate abatement in Rent under this Sublease. Subtenant shall look solely to Landlord
(i) to provide any and all services and utilities required to be provided by Landlord under the Master Lease, (ii) to make any of the repairs or restorations that Landlord has agreed to make under the Master Lease, (iii) to comply with any laws or requirements of public authorities with which Landlord has agreed in the Master Lease to comply, and (iv) to take any action with respect to the operation, administration, or control of the Building or any of its public or common areas that the Landlord has agreed in the Master Lease to take; and Subtenant shall not, under any circumstances, seek to require or require Sublandlord to provide any of such services or utilities, make such repairs or restorations, comply with such laws or requirements, or take such action, nor shall Subtenant make any claim upon Sublandlord for any damages, costs or expenses which arise by reason of the negligence, whether by omission or commission, or intentional, willful or tortious acts of Landlord, unless Subtenant is not permitted to make such claim directly against Landlord (in which case any judgment obtained by Subtenant with respect to same shall be satisfied solely out of any recovery Sublandlord or Subtenant acting in the name of Sublandlord in accordance with the terms of this Sublease may obtain from Landlord with respect to same, and not out of the personal assets of Sublandlord), or unless Sublandlord fails to perform its obligations under this paragraph 6 with respect thereto. Furthermore, Sublandlord shall have no liability to Subtenant by reason of any inconvenience, annoyance, interruption or

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injury to business or operations arising from Landlord's making any repairs, alterations or changes which Landlord is required or permitted by the Master Lease, or required by law, to make in or to any portion of the Building and/or the Premises, or in or to the fixtures, equipment or appurtenances of the Building and/or the Premises; provided however, Subtenant shall not be prohibited from exercising its rights to enforce the provisions of the Master Lease in accordance with the terms of this Section 6.

      7. REMEDIES. In addition to such rights and remedies as it may have pursuant to applicable law, if Subtenant shall default under this Sublease, Sublandlord shall have against Subtenant all of the rights and remedies granted to Landlord pursuant to the Master Lease in the event of a default by Sublandlord, as tenant under the Master Lease. In addition to the other rights Sublandlord may have under the Master Lease (as incorporated in this Sublease), this Sublease or pursuant to applicable law, if Subtenant shall default under this Sublease beyond the expiration of any applicable notice and cure periods, then Sublandlord shall have the right, but not the obligation, without notice to Subtenant in a case of emergency and otherwise after five (5) days notice to Subtenant, without waiving or releasing Subtenant from any obligations hereunder, to perform any such obligation of Subtenant in such manner and to such extent as Sublandlord shall reasonably deem necessary. Subtenant shall pay to Sublandlord within twenty (20) days after notice from Sublandlord (with reasonable evidence of the amounts incurred), any and all actual, reasonable costs incurred by Sublandlord in so doing, including, but not limited to, reasonable attorneys' fees and costs, together with interest thereon (compounded monthly) at a rate of interest equal to the lesser of twelve percent (12%) per annum or the highest legal rate from the date such costs were incurred until the date Sublandlord is reimbursed.

      8. PROVISIONS OF THE MASTER LEASE.

         (a) This Sublease is in all respects subject to the terms and conditions of the Master Lease. Except as otherwise provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease are incorporated in this Sublease by reference and are made a part hereof as if herein set forth at length and each and every provision, term, condition and covenant of the Master Lease binding upon or inuring to the benefit of Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord against Subtenant, and each provision of the Master Lease binding upon or inuring to the benefit of Sublandlord, as tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant against Sublandlord, with the same force and effect as though those provisions were completely set forth in this document. For the purpose of incorporation by reference of provisions of the Master Lease into this Sublease, the words "Lessor" or "Landlord" or "Owner" (whether or not capitalized) wherever used in the Master Lease, shall be construed to mean "Sublandlord" and the words "Lessee" or "Tenant" (whether or not capitalized) wherever used in the Master Lease shall be construed to mean "Subtenant", and the words "Premises" or "Demised Premises" (whether or not capitalized), or words of similar import, wherever used in the Master Lease, shall be construed to mean "Premises" as defined in this Sublease, the words "Agreement", "lease", "Lease", or words of similar import, wherever they appear in the Master Lease, shall be construed to mean this Sublease, the word "rent" and words of similar import, wherever used in the Master Lease, shall be construed to mean the Rent payable under this Sublease, the words "term", "Commencement Date" and "Expiration Date", or words of similar import, wherever used in the Master Lease,

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shall be construed to mean, respectively, the term of this Sublease and the dates set for the beginning and the end of the term of this Sublease, and the words "sublease", "sublet" or "subtenant", or words of similar import, wherever used in the Master Lease, shall be construed to refer to sub-subleases, sub-sublettings and sub-subtenants, respectively, and any prohibitions on assignment of the Master Lease by Sublandlord, as tenant under the Master Lease, shall be deemed to prohibit Subtenant from assigning this Sublease. To the maximum extent possible, the provisions of the Master Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, those provisions of this Sublease not incorporated by reference from the Master Lease shall control. Subtenant covenants and agrees to perform and observe and to be bound by, all terms, covenants, obligations and conditions of the Master Lease and the use thereof applicable to the tenant thereunder except as provided to the contrary in this Sublease. Notwithstanding anything in this Sublease to the contrary, Subtenant covenants and agrees not to do or commit or suffer to be done or committed or fail to do any acts or things, or create or suffer to be created, any conditions that might create or result in a default or breach on the part of Sublandlord under any of the terms, covenants or conditions of the Master Lease or render Sublandlord liable for any charge, cost or expense thereunder (other than for "Sublease Profits", if any, under Section 12.7 of the Master Lease).

         (b) Notwithstanding anything in this Sublease to the contrary, for purposes of incorporation by reference into this Sublease, the following provisions of the Master Lease are deemed deleted from the Master Lease and are expressly not incorporated into this Sublease, except as otherwise provided below in this subparagraph (b):

      Article 1; Section 3.5, 7.7, 19.1, 19.2, 19.3, Article 22, Article 26,
Section 28.8, Articles 31, 34 and 35.

      For purposes of the following provisions of the Master Lease, the term "Landlord", as used therein, shall mean Landlord only and not Sublandlord:

      Section 3.1, 3.2, 3.3, 3.4, 6.1(B), 6.2, Article 8, Section 10.1, 10.2,
10.3 and Article 28 and Section 37.2.

      The provisions of Article 7 of the Master Lease shall not apply to any leasehold mortgage having Sublandlord as the mortgagor, and Sublandlord represents that there is no leasehold mortgage encumbering Sublandlord's leasehold interest in the Master Lease.

      Sublandlord shall not object to any alteration of the Demised Premises, assignment of this Sublease or sub-subletting of the Demised Premises, in whole or in part, if Landlord consents thereto in accordance with the terms of the Master Lease.

      Nothing contained herein shall obligate Subtenant for (or relieve Sublandlord of its obligations, if any, with respect to) removal of any existing alterations or installations made by, or for Sublandlord prior to the Commencement Date of this Sublease upon the expiration or sooner termination of the term of this Sublease.

         (c) In order to facilitate the coordination of the provisions of this Sublease with those of the Master Lease, the time periods contained in the provisions of the Master Lease

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that are incorporated by reference into this Sublease and for which the same action must be taken under both the Master Lease and this Sublease (such as, for example and without limitation, the time period for the curing of a default under this Sublease that is also a default under the Master Lease, or for the response to a request by Subtenant to Sublandlord which also requires Landlord's consent), are changed for the purpose of incorporation by reference by shortening or lengthening, as appropriate, that period in each instance by two
(2) business days such that in each instance Subtenant shall have that much less time to observe or perform hereunder than Sublandlord has, as the tenant under the Master Lease, and Sublandlord shall have that much more time to observe, perform, consent, approve, or otherwise act hereunder than Landlord has under the Master Lease.

      9. INSURANCE.

         (a) Subtenant shall, at its expense, obtain and keep in force and effect during the term of this Sublease such insurance as is required to be carried by Sublandlord as tenant under the Master Lease. Such insurance shall name Sublandlord, Landlord and such other persons as Sublandlord shall designate as additional insureds as their interest may appear.

         (b) On or prior to the date Subtenant first enters into the Premises (whether or not for the commencement of its ordinary business in the Premises), Subtenant shall deliver to Sublandlord appropriate certificates of insurance, including evidence of the waiver of subrogation required pursuant to the Master Lease and covering Subtenant's contractual indemnity pursuant to paragraph 10 of this Sublease, and the insurance required to be carried by Subtenant pursuant to this paragraph 9. Evidence of each renewal or replacement of a policy shall be delivered to Sublandlord at least thirty (30) days prior to the expiration of such policy.

      10. INDEMNITY. In addition to any indemnification provisions incorporated herein from the Master Lease, Subtenant shall indemnify Landlord and Sublandlord, and Landlord's and Sublandlord's respective members, directors, officers, shareholders, employees, agents, lenders and managing agents ("Sublandlord Indemnified Parties") against, and hold the Sublandlord Indemnified Parties harmless from, all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements and court costs) which any of the Sublandlord Indemnified Parties may incur, pay or be subject to by reason of (i) the nonperformance or non-observance by Subtenant of the terms, covenants, obligations and conditions of this Sublease or the Master Lease (as applicable to Subtenant), and (ii) any tortious act or negligence on the part of Subtenant, its agents, contractors, servants, employees, invitees or licensees, and any claims made or damages suffered or incurred as a result of Subtenant's or its agents, contractors, servants, employees, invitees or licensees, occupancy of the Premises and/or the Building. Nothing contained herein is intended to require Subtenant to indemnify any party from any claim or liability arising from the negligence or intentional misconduct of the indemnitee.

      11. BROKER. Subtenant and Sublandlord hereby represent and warrant to each other that neither has dealt with any broker or real estate agent in connection with this Sublease other than CB Richard Ellis ("CB") and Trammell Crow Company ("Trammell Crow") (CB and Trammel Crow being referred to herein, collectively as the "Broker"). Subtenant and Sublandlord hereby agree to indemnify, defend and hold the other harmless from and against any

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and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements), resulting from any claims that may be made against the other by any brokers, agents or persons claiming a commission, fee or other compensation by reason of this Sublease, other than Broker, if the same shall arise or result or claim to arise or result by, through or on account of any act of the Subtenant or Sublandlord, as the case may be. Sublandlord shall pay any fees due Broker in accordance with a separate agreement between Sublandlord and Trammell Crow. The foregoing notwithstanding, Sublandlord shall indemnify, defend and hold Subtenant harmless with respect to any claims for fees, commission or other similar compensation made by the Broker relating to this Sublease. The indemnity provisions of this paragraph will survive cancellation of this Sublease for lack of Landlord's consent.

      12. SUBORDINATION. This Sublease is subject and subordinate to the Master Lease as well as to all of the instruments and matters to which the Master Lease is subordinate. If Landlord shall take over all right, title and interest of Sublandlord under this Sublease, Subtenant shall attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not
(i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any offset, not expressly provided in this Sublease, which thereto accrued to Subtenant against Sublandlord, or (iii) be bound by any previous modification of this Sublease not delivered to Landlord or by any previous prepayment by Subtenant of more than one month's Rent. Subject to the provisions of Section 25(a) of this Sublease, if the term of the Master Lease is terminated prior to the Expiration Date, this Sublease shall thereupon be terminated automatically. In such event, provided Subtenant is not in monetary default hereunder, the Rent (hereinafter defined) for the month in which such termination occurs shall be pro-rated based on the actual number of days in such month unless such termination was the result of a default by Subtenant hereunder.

      13. NOTICES. Any notice or other communication by either party to the other relating to this Sublease (other than a bill or statement for Rent due sent by Sublandlord, provided that this provision shall not be deemed to require Sublandlord to send any bill or statement of Rent due) shall be in writing and shall be deemed to have been duly given upon receipt when delivered to the recipient party in person (against signed receipt) or three (3) days after being mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, or the next business day when sent by nationally recognized overnight courier regularly maintaining a record of receipt, and addressed: (a) if to Sublandlord, at the address hereinabove set forth, Attention: Martin Jaffe, with a copy sent in the same manner to Joseph D'Angelo, Esq., Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York 10177, or
(b) if to Subtenant prior to its initial occupancy of the Premises, at the address set forth at page 1 of this Sublease, and after its initial occupancy of the Premises at the address hereinabove set forth, in either case, with a copy sent in the same manner to Joel B. Singer, Esq., 100 West 57th Street, New York, NY 10019. Either party may by notice to the other party designate a different address within the United States to which notices shall be sent.

      14. ASSIGNMENT AND SUBLETTING. In addition to any restrictions on subleasing and/or assigning set forth in the Master Lease and incorporated into this Sublease by reference, Subtenant expressly covenants and agrees that it shall not assign, mortgage, pledge or encumber this Sublease nor sublet the Premises or any part thereof, nor suffer or permit the Premises or any part thereof to be used or occupied by others, except with the prior written

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consent of Landlord, to the extent required under the Master Lease, and of
Sublandlord, which consent Sublandlord agrees not to unreasonably withhold, delay or condition provided Landlord has consented (if required under the Master Lease). If this Sublease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Sublease, but no such assignment, subletting, occupancy, or collection by Sublandlord shall be deemed a waiver of the covenant set forth above or the acceptance of the assignee, subtenant or occupant as subtenant or a release of Subtenant from the further performance by Subtenant of covenants and agreements on the part of Subtenant contained in this Sublease. Sublandlord covenants and agrees to respond to any request for consent from Subtenant pursuant to this paragraph 14 within the same period of time as the Landlord has to respond to such a request from Sublandlord, as tenant under the Master Lease.

      15. HOLDOVER. Subtenant expressly assumes the obligations of Sublandlord to Landlord in the event possession of the Premises is not surrendered at the Expiration Date or sooner termination of the term of this Sublease by Subtenant or anyone claiming under or through Subtenant, including, without limitation, the payment to Sublandlord of the greater of (i) two (2) times the Rent payable under the Master Lease for the month prior to such termination and (ii) the then fair market rental value for the Premises, as set forth in Article 20 of the Master Lease, and all additional rent payable pursuant to the Master Lease, as well as payment to the Landlord of any damages and costs, including, without limitation, reasonable attorney's fees, payable by Sublandlord as a result thereof.

      16. CONSENT OF LANDLORD. Anything contained in this Sublease to the contrary notwithstanding, this Sublease is subject to the written consent ("Consent") of Landlord to this Sublease, and notwithstanding the execution of this Sublease by the parties hereto, the term of this Sublease shall not commence until Sublandlord receives Landlord's Consent. Subtenant agrees to provide to Landlord promptly, any financial information of Subtenant reasonably requested by Landlord in connection with the issuance of such consent or evaluation of Subtenant. If Landlord fails to deliver the Consent, on Landlord's standard form and otherwise reasonably satisfactory to Sublandlord and Subtenant, within thirty (30) days after this Sublease is submitted to Landlord for its consent by Sublandlord (provided such delay is not caused by Subtenant's failure to submit information requested by Landlord, in which event such thirty
(30) day period shall be extended one (1) day for each day of delay caused by Subtenant's failure to provide such information), Subtenant shall have the right, commencing on the thirty first (31st) day, to terminate this Sublease by providing not less than five (5) days' prior written notice to Sublandlord prior to receipt of the Consent by Sublandlord. Upon the expiration of such five (5) day period, provided Landlord's Consent has not been obtained, this Lease shall terminate, Subtenant shall receive a refund of all amounts paid by Subtenant to Sublandlord on account of this Sublease, without any deduction or setoff whatsoever and there shall be no further liability on the part of Sublandlord or Subtenant under this Sublease. Sublandlord agrees to deliver a fully executed copy of this Sublease to Landlord for Landlord's consent (with a copy to Subtenant), within three (3) business days after Sublandlord's receipt of an original of this Sublease executed by Subtenant. Landlord's Consent shall be obtained by Sublandlord at no cost or expense to Subtenant.

      It is a condition of this Sublease that the Landlord's written consent to this Sublease contain the agreement of the Landlord that Castle Brands, (USA) Corp., the "Subtenant" named herein may, on prior notice to Landlord and Sublandlord in accordance with the terms of the Master Lease: (i) sublet the Demised Premises (without any subdivision of the Demised Premises into more than one separate independently serviceable unit of space, through construction of demising walls, separate entrances and the like) to an "Affiliate" or "Subsidiary" of Subtenant; or (ii) assign this Sublease to a "Successor". A "Successor" of Subtenant shall mean: (A) a corporation, a partnership, limited liability company or other entity in which, or with which Subtenant is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation, or (B) a corporation or other entity acquiring all or substantially all of the assets of Subtenant including, without limitation, Subtenant's interest in this Sublease. A "Subsidiary" shall mean any corporation or other entity that is owned or controlled by Subtenant. An "Affiliate" shall mean any corporation or other entity that owns or controls Subtenant or is owned or controlled by the same person or entity that owns and controls Subtenant or a shareholder, manager, member or joint venture partner of the Subtenant. Acquisition by Subtenant, of a substantial portion of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation or other entity, shall be deemed a merger of such corporation or other entity into Subtenant for the purposes hereof. In addition, a transfer, sale, pledge or other disposition of fifty percent or more of the stock of Subtenant and a transfer of a majority voting or ownership interest in any other entity that is the Subtenant whether in one or a series of transactions shall be permitted without Landlord's consent (i) by and between the individuals who are now existing shareholders (or members) of Subtenant, to or with any member of the immediate family of an existing shareholder or member of Subtenant by gift, testate or intestate succession or sale, or to or with a family limited liability company or other entity or person(s) for estate planning purposes,
(ii) involving an initial public offering of stock or shares traded on a national securities exchange, or (iii) to effect a statutory change in form or organization from a limited liability company to corporation or otherwise.

      17. ENTIRE AGREEMENT/SUBLANDLORD'S CONSENT. This Sublease contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior negotiations, conversations, correspondence and agreements. There are no representations or warranties that are not set forth herein. No waiver, modification or termination of this Sublease or any portion thereof shall be valid or effective unless in writing signed by the parties hereto. In any instance in which Sublandlord is required by any provision of this Sublease or applicable law not unreasonably to withhold consent or approval, Subtenant's sole remedy if Sublandlord unreasonably withholds such consent or approval shall be an action for specific performance or injunction requiring Sublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subtenant subject to the understanding that if Landlord consents to any matter Sublandlord will not refuse to consent.

      18. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Sublease shall be binding on and inure to the benefit of Sublandlord and Subtenant and their respective successors, and except as otherwise provided in this Sublease, their assigns.

      19. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of New York as if it were a contract negotiated, entered into and wholly performed within the State of New York, and without regard to principles of conflicts of law.

      20. COUNTERPARTS. This Sublease may be executed in any number of counterparts and/or by facsimile, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties as if all parties had signed one document on the same signature page, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended or attached to, any other counterpart by Sublandlord.

      21. NO OFFER. The submission of this Sublease is not and shall not be deemed an offer. This Sublease is submitted to Subtenant for its review and discussion purposes only and neither Subtenant nor Sublandlord shall be bound unless and until Subtenant and Sublandlord shall execute and deliver a copy of this Sublease.

      22. SECURITY.

         (a) Subject to the terms of this Section 22, Subtenant shall, upon its execution and return of this Sublease to Sublandlord, deposit with Sublandlord as security for the full and faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, and any modifications hereof, the sum of $50,000.00 in cash ("Security"). If this Sublease has not been terminated for a default of Subtenant, or if Subtenant is not then in default of its obligations under this Sublease, the Security shall be reduced to $35,000.00 eighteen (18) months after the term of this Sublease commences.

         (b) Sublandlord may, at its sole option, retain, use or apply the whole or any part of the Security to the extent required for payment of any:

            (1) Base Rent;

            (2) Additional Rent;

            (3) other sums as to which Subtenant is obligated to pay under this Sublease;

            (4) sums which Sublandlord may expend or may be required to expend by reason of Subtenant's default after any required notice and the expiration of any applicable grace or cure period under this Sublease;

            (5) loss or damage that Sublandlord may suffer by reason of Subtenant's default, including, without limitation, any damages incurred by Sublandlord; and

            (6) all costs, if any, incurred by Sublandlord in connection with the cleaning or repair of the Premises.

         (c) In no event shall Sublandlord be obligated to apply the Security, or any portion thereof. Sublandlord's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Premises before or after any default or termination of this Sublease shall not be affected by Sublandlord's holding of the Security.

         (d) The Security shall not be nor be deemed (1) a limitation on Sublandlord's damages or other rights and remedies available under this Sublease, or at law or in equity; (2) a payment of liquidated damages, or (3) an advance payment of Base Rent or Additional Rent.

         (e) If Sublandlord uses, applies or retains all or any portion of the Security, Subtenant shall restore and replenish the Security to the amount required originally deposited hereunder within five (5) days after written demand from Sublandlord.

         (f) Sublandlord shall keep the Security separate or segregated from its own funds, and shall not commingle the Security with its own funds, as required by law in an interest bearing bank account with the accrued interest (less a 1% administrative fee to be retained by Sublandlord) to belong to the Subtenant. Sublandlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security.

         (g) If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, and any modifications hereof, any part of the Security then not used, applied or retained by Sublandlord shall be returned to Subtenant within thirty (30) days after Subtenant has discharged all of its then known obligations under this Sublease, and any modifications hereof. In no event shall the release of the Security, or any portion thereof, by Sublandlord be deemed to release Subtenant from any liability under this Sublease, or affect Subtenant's indemnification obligations under this Sublease, which arise, accrue or first become known to Sublandlord after the release of any remaining Security (or such interest thereon).

         (h) Subtenant shall not, and shall not attempt to, assign, pledge or otherwise encumber the Security, and Sublandlord and its successors and assigns shall not be bound by any, or any attempted, assignment, pledge or other encumbrance.

         (i) In the event of a sale, assignment or transfer of Sublandlord's interest in the Master Lease, Sublandlord shall transfer the Security to the purchaser, assignee or transferee, as the case may be, and upon the purchaser, assignee or transferee assuming in writing the obligations of Sublandlord under this Sublease accruing from and after the date of such assignment and assumption (including, but not limited to obligations as to the security deposit). Sublandlord shall thereupon automatically be released by Subtenant from all liability for the return of the Security, and Subtenant agrees to look solely to the purchaser, assignee or transferee for the return of the Security.

         (j) The payment by Subtenant and acceptance by Sublandlord of the Security submitted by Subtenant shall not render this Sublease effective unless and until Subtenant and Sublandlord shall have executed and each shall have received a fully executed copy of this Sublease.

         (k) For purposes of this Sublease, the phrase "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit which (i) is issued by a bank or other institution satisfactory to Sublandlord having a retail office in New York County, New York at which office the Letter of Credit may be presented for payment, (ii) is for an amount equal to the Security, (iii) is for a period of one (1) year from the date of issuance thereof, and thereafter automatically renewable each year thereafter with a final expiration no earlier than December 31, 2010, (iv) is payable to Sublandlord (Attention: Martin Jaffe) upon presentation only of a sight draft, (v) provides that prior to the expiration or termination thereof, the issuer thereof will provide notice to Sublandlord of the non-renewal or termination thereof at least sixty (60) days prior to the expiration or termination thereof, (vi) is freely transferable by Sublandlord without cost to Sublandlord, and (vii) is otherwise in form and substance satisfactory to Sublandlord.

         (l) In lieu of the cash Security, Subtenant shall have the right to deposit and maintain with Sublandlord during the entire term of this Sublease a Letter of Credit in the amount of the Security. If (i) any default beyond applicable notice and cure periods occurs under this Sublease, or (ii) Sublandlord transfers its right, title and interest under the Master Lease to a third party and the issuer of the Letter of Credit does not consent to the transfer of such Letter of Credit to such third party or if Subtenant at its expense, upon request of Sublandlord, fails or refuses to replace the Letter of Credit delivered to Sublandlord with a Letter of Credit issued to such third party or (iii) Sublandlord receives notice or becomes aware that the issuer of the Letter of Credit does not intend to renew it prior to the expiration thereof, and Subtenant shall fail to provide a replacement Letter of Credit no later than thirty (30) days prior to the expiration of the Letter of Credit then in Sublandlord's possession then in any of such events, Sublandlord may, at its option, draw down the Letter of Credit then in its possession in full prior to the expiration thereof and the proceeds thereof shall then be held and maintained by Sublandlord as the Security. Subtenant shall pay all costs and expenses related to or in any way arising out of the performance by Subtenant of its obligations under this paragraph, including, without limitation, the issuance, delivery, replacement, draw upon, transfer, maintenance or other matters relating to the Letter of Credit, it being understood that Sublandlord shall incur no cost or expense in connection therewith. The foregoing notwithstanding, if there is an assignment or other transfer of Sublandlord's interest in this Sublease and the Security is held in the form of a Letter of Credit, then Subtenant shall not be responsible for the payment of any transfer charges of the issuer for changing the beneficiary and Sublandlord shall surrender the Letter of Credit that it holds to the issuer thereof for such purpose. If the Letter of Credit requires the applicant to pay any transfer charges, then Sublandlord shall reimburse Subtenant therefor.

      23. FURNISHINGS. Sublandlord hereby grants to Subtenant a license ("License"), for the term of this Sublease and at no additional cost to Subtenant, to use and have the benefit of the furniture, furnishings, telephone equipment and other personal property located in the Premises on the date of this Sublease more particularly described on Exhibit D-1 attached hereto and made a part hereof (collectively, the "Furnishings"). Notwithstanding the foregoing, the items more particularly described on Exhibit D-2 attached hereto and made a part hereof, shall not be deemed to be Furnishings, shall remain the sole property of Sublandlord and shall be removed by Sublandlord prior to the Commencement Date. The Furnishings are provided to Subtenant "as is" and "where is" and Sublandlord makes no representation or warranty with respect to such Furnishings, including, without limitation, fitness for a particular purpose, except that Sublandlord represents that it owns the Furnishings free and clear and that the same are not subject to any lease or any security agreement. Subtenant hereby releases Sublandlord from all, and shall indemnify and hold Sublandlord harmless from and against any, losses, liabilities, claims, damages, and injuries caused by, arising out of or relating to, the use of the Furnishings by Subtenant or its employees, agents, contractors, sub-subtenants, officers or any other person claiming by, through or under Subtenant. Subtenant may dispose of the Furnishings as it sees fit without liability to Sublandlord for any Furnishings missing or replaced at the end of the Term.

      24. INTENTIONALLY OMITTED

      25. SUBLANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Sublandlord hereby represents and warrants to, and covenants and agrees with, Subtenant as follows:

         (a) Sublandlord covenants and agrees that Sublandlord will not surrender or terminate or take any action which would cause the termination of the Master Lease without the prior written consent of Subtenant. In the event of a fire, casualty or condemnation which would trigger any right of Sublandlord to cancel or terminate the Lease, Sublandlord agrees that it shall use commercially reasonable efforts to cooperate with Subtenant in exercising Sublandlord's rights, as tenant, under the Master Lease. Sublandlord's liability for breach of the first sentence of this paragraph shall survive any termination of this Sublease for lack of Landlord's consent (other than a termination of this Sublease for Subtenant's default), provided that the reason for Landlord's refusal to grant its consent was because the Master Lease was terminated by Sublandlord in violation of the first sentence of this paragraph.

         (b) Sublandlord warrants and represents to Subtenant that the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease, is in full force and effect, and has not been modified or amended except as expressly set forth herein.

         (c) Sublandlord covenants and agrees that it shall not default in the payment of its obligations to Landlord under the Master Lease, or otherwise cause a default beyond the expiration of any applicable notice and cure periods under the Master Lease.

         (d) Sublandlord represents that it has received no written notice claiming a violation of any applicable laws, governmental rules or regulations with respect to the Premises.

         (e) Sublandlord represents that it has not received any notice from Landlord alleging a default by Sublandlord under the Master Lease that has not been cured, and, to Sublandlord's knowledge, there is no default on the part of either Sublandlord or Landlord under the Master Lease.

         (f) Existing HVAC, plumbing and all other electrical and mechanical systems serving the Premises are in working order.

         (g) Sublandlord is not the debtor, defendant or respondent in any pending bankruptcy, foreclosure, lease termination, landlord/tenant, insolvency, receivership or other creditors' action or proceeding.

                        [Signatures follow on next page.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease on or as of the day and year first above.

                                  SUBLANDLORD:

                                  SILVERCREST ASSET MANAGEMENT GROUP LLC

                                  By:  /s/ Martin Jaffe
                                      ------------------------------------------
                                            Name:  Martin Jaffe
                                            Title: Chief Operating Officer

                                  SUBTENANT:

                                  CASTLE BRANDS (USA) CORP.

                                  By:  /s/ Amelia Gary
                                       -----------------------------------------
                                            Name:  Amelia Gary
                                            Title:  VP - Finance

                                    EXHIBIT A

                        Copy of the Master Lease Attached

                                    EXHIBIT B

                       Floor Plan of the Premises Attached

                                    EXHIBIT C

                               Base Rent Schedule

      PERIOD                             ANNUAL BASE RENT            MONTHLY BASE RENT
From Rent Commencement Date through the   $147,440.00                  $12,286.67
Expiration Date

                                   EXHIBIT D-1

                            Inventory of Furnishings

           1.    Desks (10)
           2.    Credenzas (10)
           3.    Desk Chairs (12)
           4.    Visitor Chairs (12)
           5.    Glass Table Reception (1)
           6.    Meeting Room Chairs (6)
           7.    Meeting Room Table (1)
           8.    5 Draw Files (13)
           9.    3 Draw Files (18)
           10.   Small Glass or Wood End Tables (5)
           11.   Microwave (1)
           12.   Water Cooler (1)
           13.   Refrigerator (1)
           14.   Over-Head Storage (7)
           15.   PC Stands (6)
           16.   Lucent Phone System (1)
           17.   Lucent Voicemail System (1)
           18.   Phones (14)
           19.   SMC Ethernet Switch 24 Port (1)
           20.   Desk Top PC (1) and Television (1) in Conference Room

                                   EXHIBIT D-2

                          Items Retained by Sublandlord

                 FURNITURE TO SILVERCREST                                            LOCATION
1 Desk                                                                        Jerry Bogert's Office
2 Leather Reception chairs                                                        Reception Area
1 Couch (green)                                                               Jerry Bogert's Office
1 Chair (green)                                                               Jerry Bogert's Office
All desk top PC's (other than the Desk Top PC identified                            Per Office
in No. 20 in Exhibit D-1)
All printers                                                                        Per Office
All servers                                                                       Server Closet
3 Water color paintings                                                       Jerry Bogert's Office
2 Pen and Ink Architectural drawings                                          Jerry Bogert's Office
3 Photos                                                                      Jerry Bogert's Office
2 Paintings                                                                      Conference Room
1 Water color painting                                                           Conference Room
2 Photos                                                                          Bart's Office
2 Photos                                                                           Bob's Office
1 Water color painting                                                             Bob's Office
1 Poster with Postage Stamps                                                      Dave's Office
3 Prints                                                                           Empty Office
3 Prints                                                                           Empty Office

                                   SCHEDULE 1

                              Escalation Statement

                                       3